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FOR IMMEDIATE RELEASE                                  ANALYST CONTACT:
                                                       ELIZABETH MCCARTHY
                                                       GROUP VICE PRESIDENT, CFO
                                                       (937) 258-5513


DAYTON, OHIO, AUGUST 31, 2001 - DPL Inc. (NYSE: DPL) today announced the closing of a $300 million offering of 8-1/8% Capital Securities that will mature on September 1, 2031 and a $400 million offering of 6-7/8% Senior Notes that will mature on September 1, 2011. The purpose of the offering is to refinance $550 million of 8.5% trust preferred securities and for general corporate purposes.

The capital securities and the senior notes have not been registered under the Securities Act of 1933 and may not be offered and sold in the United States absent registration unless pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933.

DPL Inc. is a diversified regional merchant energy company. DPL's principal subsidiaries include DPL Energy and The Dayton Power & Light Company ("DP&L"). DPL Energy operates over 4,000 megawatts of generation capacity and markets wholesale energy throughout the eastern half of the United States. DP&L provides electric services to 500,000 retail customers in West Central Ohio.



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